REPORT OF INDEPENDENT CERTIFIED
        PUBLIC ACCOUNTANTS
  ON INTERNAL CONTROL STRUCTURE



The Board of Directors
Rochdale Investment Trust, Inc.
New York, New York


In planning and performing our audits of the financial statements of the Rochdale Magna Portfolio, Rochdale
Alpha Portfolio and Rochdale Atlas Portfolio, each a series of shares of Rochdale Investment Trust, Inc., for the year ended March 31, 2001, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Portfolios is responsible for
establishing and maintaining an internal control structure.
 In fulfilling this responsibility, estimates and judgments
by management are required to assess the expected
benefits and related costs of internal control structure
policies and procedures.   Two of the objectives of an
internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America.

Because of inherent limitations in any internal control
structure, errors or irregularities may occur and not be
detected.   Also, projection of any evaluation of the
structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would
not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of
Certified Public Accountants.   A material weakness is a
condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course
of performing their assigned functions.   However, we
noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of March 31, 2001.

This report is intended solely for the information and use of management and the Securities and Exchange
Commission, and should not be used for any other purpose.




Philadelphia, Pennsylvania
April 12, 2001